Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on March 18, 2013 (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Rimage Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 18, 2013	DOLPHIN LIMITED PARTNERSHIP III, L.P.

	By:	Dolphin Associates III, LLC General Partner

	By:	Dolphin Holdings Corp. III Managing Member

	By:	/s/ Donald T. Netter
Donald T. Netter Senior Managing Director

DOLPHIN ASSOCIATES III, LLC

By:	Dolphin Holdings Corp. III Managing Member

By:	/s/ Justin A. Orlando
Justin A. Orlando Managing Director

DOLPHIN HOLDINGS CORP. III

By:	/s/ Justin A. Orlando
Justin A. Orlando Managing Director

/s/ Donald T. Netter
DONALD T. NETTER

/s/ Justin A. Orlando
JUSTIN A. ORLANDO

/s/ Daniel J. Englander
DANIEL J. ENGLANDER